Exhibit 99.1

U.S. Physical Therapy to Present at the Oppenheimer 23rd Annual Healthcare Conference

HOUSTON--(BUSINESS WIRE)--December 7, 2012--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, will present at the Oppenheimer 23rd Annual Healthcare Conference on Wednesday, December 12, 2012. The presentation will cover an overview of the Company. The conference is being held at the Waldorf Astoria Hotel, New York City.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 425 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Stephanie Carrington / Amy Glynn
The Ruth Group
(646) 536-7017 / 7023